Calculation of Filing Fee Tables
S-3
CITIGROUP INC
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	Floating Rate Senior Notes due 2029	457(r)			$ 1,139,000,000.00	0.0001531	$ 174,380.90
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 1,139,000,000.00		$ 174,380.90
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 174,380.90
			Net Fee Due:						$ 0.00
Offering Note
[1]	The prospectus supplement to which this Exhibit is attached is a final prospectus for the related offering. The maximum aggregate amount of this offering is $1,139,000,000(1). (1)Calculated in accordance with Rule 457(r) under the Securities Act of 1933,as amended, based upon an exchange rate of $1.1390/1 euro on April 24, 2025, as published by Bloomberg L.P.

Table 2: Fee Offset Claims and Sources
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	1		S-3	333-270327	04/25/2025		$ 174,380.90
Fee Offset Sources		Citigroup Inc	S-3	333-270327		04/25/2025						$ 174,380.90
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Explanation of the basis for claimed offset:
[1]	On April 25, 2025, a prospectus supplement was filed under Rule 424(b)(8) for "Floating Rate Senior Notes due 2029" and included thereto an attached fee table as Exhibit 107. That fee table incorrectly showed $261,572 of fees due in connection with "4.113% Fixed Rate / Floating Rate Senior Notes due 2036." This prospectus supplement, also filed under Rule 424(b)(8), includes an updated fee table attached hereto as Exhibit 107 which shows the correct calculation of fees due for the "Floating Rate Senior Notes due 2029." This fee table will result in a fee offset of $87,191.10 to be claimed against future payments due to the Securities and Exchange Commission. This prospectus supplement is being filed only for explanatory purposes under Rule 424(b)(8) and therefore no fees are due in connection herewith.

Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $1,139,000,000.00. The prospectus is a final prospectus for the related offering.